SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Exxon Mobil Corporation

(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC

Engine No. 1 LP

Engine No. 1 NY LLC

Christopher James

Charles Penner

Gregory J. Goff

Kaisa Hietala

Alexander Karsner

Anders Runevad

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Protect Your Investment in ExxonMobil

Vote the WHITE Proxy Card Today

Dear Fellow Shareholders,

ExxonMobil’s Board of Directors has overseen the staggering decline of a once-iconic American company. Engine No. 1 has nominated four highly qualified, independent directors who have created billions in value in the energy industry and can help protect your investment, and the 2nd largest US pension fund is supporting our nominees.

	ExxonMobil 10 Years Ago	ExxonMobil Today
Market Capitalization	Largest in the Dow Jones (DJIA)	Ejected from the DJIA. “It has been a stunning fall from grace for Exxon Mobil Corp.” (Wall Street Journal)
Credit Rating	AAA	Debt downgraded 3 times by S&P
Financial Strength	$7bn in net debt with dividend funded through free cash flow	$60bn+ in net debt leaving ExxonMobil highly vulnerable with dividend funded through borrowings

Rather than defending this record of value destruction, however, the Board is trying to distort the facts.

Rhetoric: The Board says its recent short-term stock price performance proves it can now be trusted.

Reality: The Board fails to mention that this stock price improvement came after we proposed Board change. Without adding successful energy experience to the Board, however, ExxonMobil’s future could look like its past.

VOTE THE WHITE PROXY CARD TODAY

•	Rhetoric: The Board has gotten its reckless spending under control.

•	Reality: ExxonMobil destroyed billions in value through heavy spending on low return projects that caused it to underperform all of its peers for the last 3, 5, and 10 years prior to our arrival, even during higher oil and gas prices. While the Board now claims to have turned over a new leaf, the market is highly skeptical.

“[M]ost investors are uncertain as to whether [ExxonMobil] will stick to the $20-25B long-term budget in a higher … price environment.” – JP Morgan, January 19, 2021.

“Chevron now targets free cash flow, returns and constrained emissions, while Exxon is sticking to the traditional oil major mega-projects tactic.” - Bloomberg, March 23, 2021

•	Rhetoric: ExxonMobil’s current Board says it will protect your dividend.

~~•~~	Reality: ExxonMobil has been borrowing money to fund its dividend. As The Wall Street Journal has noted, “[ExxonMobil] had been unable to fund its dividends through free cash flow alone even in 2019 before the pandemic.”

“Analysts say a quest for fast oil-production growth and an addiction to risky, high-cost projects have hobbled the company in recent years.” – Financial Times, October 27, 2020.

•	Rhetoric: The Board claims that our nominees lack sufficient management experience at U.S. public companies.

•	Reality: This is a baffling claim given that the Board just added two people with zero management experience at a publicly listed US company, and a third who was the CFO of a cable company. Compare that to our nominees, who include former energy industry CEOs Greg Goff and Anders Runevad, who have each been named as among the “Best Performing CEOs in the World” by Harvard Business Review; Kaisa Hietala, who led an oil and gas company transformation that was named as one of the “Top 20 Business Transformations of the Last Decade” by Harvard Business Review, and Alexander Karsner, who helps lead energy technology investment at X (formerly Google X) and served as U.S. Assistant Secretary of Energy.

“[ExxonMobil’s] board should have been a better overseer of management, capital allocation and strategy. Yet even with new appointments, it has limited experience in energy. That needs to change … The slate of four put up by activist Engine No. 1 could help.” – Reuters Breakingviews, March 22, 2021.

•	Rhetoric: The Board claims that it is committed to the “development of scalable, lower-carbon technologies.”

•	Reality: ExxonMobil is widely acknowledged as – and in fact until our arrival took pride in – being the company least interested in planning for the long-term evolution of the energy industry (an evolution in which our nominees have highly valuable strategic experience). In fact, in a recent Bloomberg analysis ExxonMobil scored dead last in this regard among all of the Oil Majors.

In short, there is a serious debate to be had about how best to protect your investment and position ExxonMobil for long-term value creation, rather than continued long-term decline and value destruction. While the Board may wish to avoid this debate, we encourage all shareholders to review the facts and decide for yourselves.

Vote the WHITE proxy card today to Reenergize ExxonMobil.

If you have already voted using the Blue proxy card, you can change your vote by clicking on the “Vote Now” button on the email with this message.

Sincerely,

Engine No. 1

Sources:

Christopher M. Matthews (Sept. 13, 2020). ExxonMobil Used to Be America’s Most Valuable Company. What Happened? The Wall Street Journal.

Fernando Valle (March 23, 2021). Big Oil Brethren Chevron, ExxonMobil Charting Different Paths. Bloomberg Professional Services. Bloomberg Intelligence.

Jinjoo Lee (March 19, 2021). Oil Investors Hunt for Cash Gushers, Wall Street Journal.

Derek Brower (October 27, 2020). Why ExxonMobil is Sticking with Oil as Rivals Look to a Greener Future. Financial Times.

Rob Cyran (March 22, 2021). More Than This. Reuters Breakingviews.

Bloomberg BNEF (March 24, 2021). BNEF Oil and Gas Transitions Scores.

Important Information

Engine No. 1 LLC, Engine No. 1 LP, Engine No. 1 NY LLC, Christopher James, Charles Penner (collectively, “Engine No. 1”), Gregory J. Goff, Kaisa Hietala, Alexander Karsner, and Anders Runevad (collectively and together with Engine No. 1, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Exxon Mobil Corporation (the “Company”). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company’s shareholders and is, along with other relevant documents, available at no charge on Engine No.1’s campaign website at https://reenergizexom.com/materials/ and the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on March 15, 2021. This document is available free of charge from the sources described above.